Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(l)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them that this Schedule 13D filed on September 29, 2009 (including amendments thereto) with respect to the shares of Common Stock of Facet Biotech Corporation.  This Joint Filing Agreement shall be field as an Exhibit to such Statement.

BIOTECHNOLOGY VALUE FUND, L.P.		INVESTMENT 10, L.L.C.

By:	BVF Partners L.P., its general partner	By:	BVF Partners L.P., its investment manager

By:	BVF Inc., its general partner	By:	BVF Inc., its general partner

By:	/s/ Mark N. Lampert	By:	/s/ Mark N. Lampert
	Mark N. Lampert		Mark N. Lampert
	President		President

BIOTECHNOLOGY VALUE FUND II, L.P.		BVF PARTNERS L.P.

By:	BVF Partners L.P., its general partner	By:	BVF Inc., its general partner

By:	BVF Inc., its general partner	By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	/s/ Mark N. Lampert		President
Mark N. Lampert
President

BVF INVESTMENTS, L.L.C.		BVF INC.

By:	BVF Partners L.P., its manager	By:	/s/ Mark N. Lampert
Mark N. Lampert
By:	BVF Inc., its general partner		President

By:	/s/ Mark N. Lampert
	Mark N. Lampert	/s/ Mark N. Lampert
	President	MARK N. LAMPERT